UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2007

                                   Averox Inc.
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             (Exact name of registrant as specified in its charter)

           Nevada                   000-28867                   88-0407936
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(State or other jurisdiction       (Commission               (I.R.S. Employer
      of incorporation)            File Number)             Identification No.)

Suite No. 7, Ground Floor, Evacuee Trust Complex, Agha Khan Rd.,
                    F 5/1 Islamabad, Pakistan
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            (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code +92-51-2875737


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

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ITEM 5.03 - AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
YEAR

Change in Fiscal Year

As previously reported, on November 13, 2006 Averox Inc. (the "Company") completed the transactions contemplated by that certain Exchange Agreement, dated October 30, 2006, by and among the Company, certain shareholders of the Company, Pearl Consulting FZ-LLC, a free zone limited liability company organized under the laws of Dubai, UAE ("Pearl Dubai") and Salman Mahmood (the "Exchange Agreement"). Prior to such transaction, Pearl Dubai's fiscal year end was June 30 and the Company's was December 31.

Accordingly, and following the interpretive guidelines of the Commission, the Company has elected to formally change its fiscal year end to match its accounting predecessor's fiscal year end. On February 15, 2007, the Company voted to change its fiscal year end from December 31 to June 30. As a result of the interpretive guidelines of the Commission mentioned above, no transition report is required in connection with such change in fiscal year end.


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

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AVEROX INC.


Date: February 15, 2007                   By: /s/ Salman Mahmood
                                              ----------------------------------
                                          Name: Salman Mahmood
                                          Title: Chairman of the Board and Chief
                                                 Executive Officer,
                                                 (Principal Executive Officer)


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